UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

SCYNEXIS, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36365	56-2181648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Evertrust Plaza 13th Floor
Jersey City, New Jersey		07302-6548
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 201 884-5485

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SCYX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of SCYNEXIS, Inc. (the “Company”) was held on May 19, 2026 (the “Special Meeting”). Proxies for the Special Meeting were solicited by the Board of Directors of the Company pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board of Directors’ solicitation. There were 79,442,633 shares of common stock entitled to vote at the Special Meeting and each share of common stock was entitled to one vote. A total of 51,638,303 shares of common stock were present at the Special Meeting in person or by proxy. Set forth below are the results of the matter submitted for a vote of stockholders of the Company at the Special Meeting.

Proposal 1: Approval of an amendment to the amended and restated certificate of incorporation, to implement a reverse stock split of the Company’s common stock, at a ratio ranging from any whole number between 1-for-5 and 1-for-10, with such ratio to be determined at the discretion of the Board of Directors of the Company, and decrease the number of authorized shares. The votes were cast as follows:

Votes For	Votes Against	Abstained
44,826,378	6,708,960	102,965

Item 8.01. Other Events.

On May 19, 2026, the Board of Directors of the Company approved the filing with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”), to effect a one-for-eight (1:8) reverse stock split of its common stock, effective as of May 29, 2026 (the “Reverse Stock Split”). A series of alternate amendments to effect the Reverse Stock Split and a reduction in the total number of authorized shares of the Company was approved by the Company’s stockholders at the Special Meeting, and the specific one-for-eight (1:8) ratio was subsequently approved by the Company’s Board of Directors on May 19, 2026.

The Amendment provides that at the effective time of the Amendment, every 8 shares of the Company’s issued and outstanding common stock will be automatically converted into one issued and outstanding share of common stock, and the authorized shares of the Company’s common stock will be reduced from 150,000,000 to 18,750,000, without any change in par value per share. The Reverse Stock Split will affect all shares of the Company’s common stock outstanding immediately prior to the effective time of the Amendment, as well as the number of shares of common stock available for issuance under the Company’s equity compensation plans. In addition, the Reverse Stock Split will effect a reduction in the number of shares of common stock issuable upon the exercise of stock options, restricted stock units and warrants outstanding immediately prior to the effectiveness of the Amendment with a corresponding increase in the exercise price per share applicable to such stock options and warrants.

No fractional shares will be issued because of the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof. The Reverse Stock Split will affect all stockholders proportionately and will not affect any stockholder’s percentage ownership of the Company’s common stock (except to the extent that the Reverse Stock Split results in any stockholder owning only a fractional share).

The Company’s common stock is scheduled to begin trading on the Nasdaq Capital Market on a split-adjusted basis when the market opens on June 1, 2026 under the existing ticker symbol “SCYX”. The new CUSIP number for the common stock following the Reverse Stock Split is 811292 309. The par value per share of the common stock will remain unchanged at $0.001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

Date:	May 22, 2026	By:	/s/ David Angulo, M.D.
		Name:	David Angulo, M.D.
		Title:	Chief Executive Officer